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                                  EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

                           Permian Enterprises, Inc.
                               ICO Shearer, Inc.
                      The Innovation Company, S.A. de C.V.
                       B&W Equipment Sales and Mfg., Inc.
                             Wedco Technology, Inc.
                                  Wedco, Inc.
                           Tri-Delta Technology, Inc.
                             Polymer Services, Inc.
                       Polymer Services of Indiana, Inc.
                           Bayshore Industrial, Inc.
                                ICO Europe B.V.
                               Wedco Holland B.V.
                           Wedco Technology U.K. Ltd.
                              Rotec Chemicals Ltd.
                               Wedco France S.A.
                                Wedco Italy Srl
                                  Verplast SpA
                                   Tec-Ma Srl
                                 ICO Italy Srl
                               ICO Polymers, B.V.
                            ICO Polymers U.K., Ltd.
                                 ICO U.K., Ltd.
                               ICO Minerals, Inc.
                           Wedco Petrochemicals, Inc.
                                Wedco Sweden AB
                          ICO Polymers Scandinavia AB
                              ICO Polymers France
                       Wedco Domestic International Sales





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